Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 27, 2022
FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Fourth Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$246.0 million	$2.32	$325.9 million	3.33%	41.3%	$43.78
	$2.34, excluding acquisition and restructure expenses and loss on debt extinguishment				$37.84[1], excluding goodwill and intangibles

CEO COMMENTARY:
“The strong momentum garnered throughout the year propelled Western Alliance to new heights, closing out the fourth quarter with record earnings and robust balance sheet growth,” said Kenneth Vecchione, President and Chief Executive Officer. “We achieved a record $246.0 million in net income and earnings per share of $2.32 for the quarter, an increase of 20% from the prior year. Quarterly loan and deposit growth of $4.3 billion and $2.3 billion, respectively, boosted total assets to $56.0 billion at year end, while tangible book value per share[1] rose 9.1% to $37.84."

“Western Alliance’s full year results are a direct reflection of our collaborative and results-oriented culture. We completed the acquisition of AmeriHome in April, extending our national commercial businesses with a complementary mortgage franchise, and since then have made substantial progress towards the full integration of our teams. We also surpassed the $50 billion asset milestone, as both loan and deposit growth were up over 40% from the prior year, all while continuing our focus on asset quality. Net charge-offs for the year totaled $5.9 million, or only 2 basis points of average loans, and classified assets at the end of the year were 54 basis points to total assets. Our significant balance sheet growth during the year also drove an increase in earnings as PPNR[1] climbed 50% over the prior year to $1.1 billion, with net income of $899.2 million and earnings per share up 72% to $8.67.”

Acquisition of AmeriHome Mortgage Company:
On April 7, 2021, the Company completed its acquisition of Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC ("AmeriHome"). The Company's results include the financial results of AmeriHome beginning on April 7, 2021.

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $246.0 million and earnings per share of $2.32, compared to $236.9 million and $2.28, respectively
▪Net revenue of $561.0 million, an increase of 2.3%, or $12.5 million, compared to an increase in non-interest expenses of 1.7%, or $4.0 million
▪Pre-provision net revenue1 of $325.9 million, up $8.8 million from $317.1 million
▪Effective tax rate of 20.6%, compared to 21.7%
▪Net income of $899.2 million and earnings per share of $8.67, up 77.5% and 72.0%, from $506.6 million and $5.04, respectively
▪Net revenue of $2.0 billion, an increase of 57.8%, or $715.3 million, compared to an increase in non-interest expenses of 73.2%, or $359.8 million
▪Pre-provision net revenue1 of $1.1 billion, up $376.7 million from $746.1 million
▪Effective tax rate of 19.9%, compared to 18.6%

FINANCIAL POSITION RESULTS:
▪HFI loans of $39.1 billion, up $4.3 billion, or 12.3%
▪Total deposits of $47.6 billion, up $2.3 billion, or 5.1%
▪Stockholders' equity of $5.0 billion, up $449 million
▪Increase in HFI loans of $12.0 billion, or 44.4%
▪Increase in total deposits of $15.7 billion, or 49.1%
▪Increase in stockholders' equity of $1.5 billion

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.15%, compared to 0.17%
▪Annualized net loan charge-offs to average loans outstanding of 0.02%, compared to 0.04%
▪Nonperforming assets to total assets of 0.15%, compared to 0.32%
▪Net loan charge-offs to average loans outstanding of 0.02%, compared to 0.06%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.33%, compared to 3.43%
▪Return on average assets and on tangible common equity1 of 1.69% and 25.8%, compared to 1.83% and 26.6%, respectively
▪Tangible common equity ratio1 of 7.3%, compared to 6.9%
▪Tangible book value per share1, net of tax, of $37.84, an increase of 9.1% from $34.67
▪Efficiency ratio1 of 41.3%, compared to 41.5%
▪Net interest margin of 3.41%, compared to 3.97%
▪Return on average assets and on tangible common equity1 of 1.83% and 26.2%, compared to 1.61% and 17.7%, respectively
▪Tangible common equity ratio1 of 7.3%, compared to 8.6%
▪Tangible book value per share1, net of tax, of $37.84, an increase of 22.5% from $30.90
▪Efficiency ratio1 of 41.8%, compared to 38.8%
1     See reconciliation of Non-GAAP Financial Measures on page 19.

Income Statement
Net interest income was $450.6 million in the fourth quarter 2021, an increase of $40.2 million from $410.4 million in the third quarter 2021, and an increase of $135.8 million, or 43.1%, compared to the fourth quarter 2020. Continued HFI loan growth and interest income from HFS loans drove the increase in net interest income from both the third quarter 2021 and the fourth quarter 2020.
The Company recorded a provision for credit losses totaling $13.2 million in the fourth quarter 2021, an increase of $0.9 million from $12.3 million in the third quarter 2021, compared to a provision release of $34.2 million in the fourth quarter 2020. The provision for credit losses during the fourth quarter 2021 is primarily due to loan growth.
The Company’s net interest margin in the fourth quarter 2021 was 3.33%, a decrease from 3.43% in the third quarter 2021, and a decrease from 3.84% in the fourth quarter 2020. The decrease in net interest margin from the prior period is largely a result of lower yields across most loan types and continued mix shift into residential loans. The decrease in net interest margin from the fourth quarter 2020 was driven by the lower rate environment, which lowered loan and investment security yields, partially offset by lower deposit costs.
Non-interest income was $110.4 million for the fourth quarter 2021, compared to $138.1 million for the third quarter 2021, and $23.8 million for the fourth quarter 2020. The decrease in non-interest income from the third quarter 2021 was driven by a decrease in net gain on loan origination and sale activities of $47.8 million, partially offset by gains on security sales and recovery from credit guarantees of $8.3 million and $7.2 million, respectively. The increase in non-interest income from the fourth quarter 2020 is primarily the result of mortgage banking related income from AmeriHome.
Net revenue was $561.0 million for the fourth quarter 2021, an increase of $12.5 million, or 2.3%, compared to $548.5 million for the third quarter 2021, and an increase of $222.4 million, or 65.7%, compared to $338.6 million for the fourth quarter 2020. The increase in net revenue from the third quarter 2021 and fourth quarter 2020 was driven by an increase in loan interest income generated from HFI loan growth and HFS loans. The increase in net revenue from the fourth quarter 2020 was also attributable to an increase in non-interest income from mortgage banking related income.
Non-interest expense of $237.8 million for the fourth quarter 2021, or $235.1 million adjusted1 to exclude AmeriHome acquisition and restructure related expenses and loss on extinguishment of debt, compared to $233.8 million for the third quarter 2021, or $231.4 million adjusted1, and $132.2 million for the fourth quarter 2020. The Company’s efficiency ratio1, adjusted to exclude acquisition and restructure related expenses and loss on extinguishment of debt, was 41.3% for the fourth quarter 2021, compared to 41.5% in the third quarter 2021, and 38.2% for the fourth quarter 2020. The increase in adjusted non-interest expense1 from the fourth quarter 2020 is attributable to growth from the AmeriHome acquisition, which increased compensation costs and also introduced additional non-interest expense items, such as loan servicing and loan acquisition and origination expenses.
Income tax expense was $64.0 million for the fourth quarter 2021, compared to $65.5 million for the third quarter 2021, and $47.0 million for the fourth quarter 2020.
Net income was $246.0 million for the fourth quarter 2021, an increase of $9.1 million from $236.9 million for the third quarter 2021, and an increase of $52.4 million from $193.6 million for the fourth quarter 2020. Earnings per share was $2.32 for the fourth quarter 2021, or $2.34 per share after adjusting for acquisition and restructure expenses and loss on extinguishment of debt, compared to $2.28, or $2.30 per share after adjusting for acquisition and restructure expenses, for the third quarter 2021, and $1.93 for the fourth quarter 2020. As discussed above, the increase in net income and earnings per share for the fourth quarter 2021 compared to the same quarter last year was driven by continued HFI loan growth and new activity related to the AmeriHome acquisition.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense, adjusted for acquisition and restructure expenses and loss on extinguishment of debt. For the fourth quarter 2021, the Company’s PPNR1 was $325.9 million, up $8.8 million from $317.1 million in the third quarter 2021, and up $119.5 million from $206.4 million in the fourth quarter 2020. The increase in PPNR1 from the third quarter 2021 and fourth quarter 2020 was driven by HFI loan growth and the AmeriHome acquisition completed on April 7, 2021.
The Company had 3,139 full-time equivalent employees and 58 offices at December 31, 2021, compared to 3,061 employees and 54 offices at September 30, 2021, and 1,915 employees and 49 offices at December 31, 2020. The increase in employees from the prior year primarily relates to the addition of AmeriHome employees.

1    See reconciliation of Non-GAAP Financial Measures on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $39.1 billion at December 31, 2021, an increase of $4.3 billion from $34.8 billion at September 30, 2021, and $12.0 billion from $27.1 billion at December 31, 2020. The increase in HFI loans from the prior quarter was driven by residential real estate, commercial and industrial, and CRE non-owner occupied loans, which increased $1.8 billion, $1.8 billion, and $683 million, respectively. From December 31, 2020, loan growth was primarily driven by residential real estate and commercial and industrial loans, which increased $6.8 billion and $4.0 billion, respectively. CRE non-owner occupied and construction and land development loans also increased $872 million and $591 million, respectively, partially offset by a decrease in CRE owner occupied loans of $259 million from December 31, 2020.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At December 31, 2021, the allowance for loan losses to funded HFI loans was 0.65%, compared to 0.71% at September 30, 2021, and 1.03% at December 31, 2020. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans was 0.74% at December 31, 2021, compared to 0.80% at September 30, 2021, and 1.17% at December 31, 2020. The Company entered into two separate credit linked note transactions during the year, which effectively transfers the risk of loan losses on an $6.4 billion reference pool to the purchasers of the notes. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios as of December 31, 2021 include an allowance of $7.2 million related to this $6.4 billion pool of loans.
Deposits totaled $47.6 billion at December 31, 2021, an increase of $2.3 billion from $45.3 billion at September 30, 2021, and an increase of $15.7 billion from $31.9 billion at December 31, 2020. By deposit type, the increase from the prior quarter is primarily attributable to an increase of $2.0 billion from interest bearing demand deposits, $295 million from non-interest bearing demand deposits, and $226 million from certificates of deposits, partially offset by a decrease of $162 million from savings and money market accounts. From December 31, 2020, deposits increased across all deposit types, with the largest increases in non-interest bearing demand deposits of $7.9 billion, savings and money market accounts of $4.9 billion, and interest-bearing demand deposits of $2.5 billion. Non-interest bearing deposits were $21.4 billion at December 31, 2021, compared to $21.1 billion at September 30, 2021, and $13.5 billion at December 31, 2020.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Non-interest bearing	44.9%	46.5%	42.1%
Savings and money market	36.3	38.5	38.9
Interest-bearing demand	14.5	11.0	13.8
Certificates of deposit	4.3	4.0	5.2
The Company’s ratio of HFI loans to deposits was 82.1% at December 31, 2021, compared to 76.9% at September 30, 2021, and 84.7% at December 31, 2020.
Borrowings were $1.5 billion at December 31, 2021, $987 million at September 30, 2021, and $5 million at December 31, 2020. The increase in borrowings from September 30, 2021 is due primarily to an increase in overnight borrowings of $275 million and issuance of $228 million in credit linked notes during the quarter. The increase in borrowings from December 31, 2020 is due primarily to the assumption of borrowings related to the acquisition of AmeriHome, the issuances of $470 million in credit linked notes during the year, and an increase in overnight borrowings of $675 million.
Qualifying debt totaled $896 million at December 31, 2021, compared to $1.1 billion at September 30, 2021, and $549 million at December 31, 2020. The decrease in qualifying debt from September 30, 2021 is due to redemption of $175 million in subordinated debt during the quarter. The increase in qualifying debt from December 31, 2020 is primarily related to the issuance of $600 million in subordinated debt in June 2021, partially offset by $250 million in subordinated debt redemptions during the year.
Stockholders’ equity was $5.0 billion at December 31, 2021, compared to $4.5 billion at September 30, 2021, and $3.4 billion at December 31, 2020. The increase in stockholders' equity from September 30, 2021 is attributable to net income and net proceeds from the sale of the Company's common stock under its ATM program, partially offset by dividends to shareholders. During the quarter, the Company sold 2.4 million shares of its common stock at an average purchase price of $108.09 per share, with aggregate net proceeds totaling $261 million. A cash dividend of $0.35 per share was paid to common shareholders on December 3, 2021, totaling $36.5 million. Additionally, the Company paid a cash dividend of $0.289225 per depository share to preferred shareholders on December 29, 2021, totaling $3.5 million. The increase in stockholders' equity from December 31, 2020 is primarily a function of net income, issuance of preferred stock, and sales of common stock in a direct stock offering and under the Company's ATM program, partially offset by dividends to shareholders.
At December 31, 2021, tangible common equity, net of tax1, was 7.3% of tangible assets1 and total capital was 12.3% of risk-weighted assets. The Company’s tangible book value per share1 was $37.84 at December 31, 2021, up 22.5% from December 31, 2020.
Total assets increased 6.1% to $56.0 billion at December 31, 2021, from $52.8 billion at September 30, 2021, and increased 53.5% from $36.5 billion at December 31, 2020. The increase in total assets from the prior year was driven by continued organic loan and deposit growth and the acquisition of net assets in the AmeriHome acquisition.

1     See reconciliation of Non-GAAP Financial Measures on page 19.

Asset Quality
Provision for credit losses totaled $13.2 million for the fourth quarter 2021, compared $12.3 million for the third quarter 2021, and a recovery of credit losses of $34.2 million for the fourth quarter 2020. Net loan charge-offs in the fourth quarter 2021 were $1.4 million, or 0.02% of average loans (annualized), compared to $3.0 million, or 0.04%, in the third quarter 2021, and $3.9 million, or 0.06%, in the fourth quarter 2020.
Nonaccrual loans decreased $5.5 million to $72.6 million during the quarter and decreased $42.6 million from December 31, 2020. Loans past due 90 days and still accruing interest were zero at December 31, 2021, September 30, 2021, and December 31, 2020. Loans past due 30-89 days and still accruing interest totaled $52.5 million at December 31, 2021, an increase from $23.6 million at September 30, 2021, and an increase from $11.2 million at December 31, 2020.
Repossessed assets totaled $11.7 million at December 31, 2021, an increase of $0.2 million from $11.5 million at September 30, 2021, and an increase of $10.3 million from $1.4 million at December 31, 2020. Classified assets totaled $300.7 million at December 31, 2021, an increase of $35.8 million from $264.9 million at September 30, 2021, and $77.0 million from $223.7 million at December 31, 2020.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 6.4% at December 31, 2021, compared to 6.3% at September 30, 2021, and 6.5% at December 31, 2020.

1     See reconciliation of Non-GAAP Financial Measures on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking and beginning on April 7, 2021 includes the financial results of AmeriHome.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $25.1 billion at December 31, 2021, an increase of $2.3 billion during the quarter, and an increase of $4.8 billion during the year. Deposits for the Commercial segment totaled $30.5 billion at December 31, 2021, an increase of $2.1 billion during the quarter, and an increase of $9.0 billion during the year.
Pre-tax income for the Commercial segment was $238.3 million for the three months ended December 31, 2021, an increase of $45.1 million from the three months ended September 30, 2021, and a decrease of $7.9 million from the three months ended December 31, 2020. For the year ended December 31, 2021, the Commercial segment reported total pre-tax income of $861.5 million, an increase of $248.8 million compared to the year ended December 31, 2020.
The Consumer Related segment reported an HFI loan balance of $14.0 billion at December 31, 2021, an increase of $2.0 billion during the quarter, and an increase of $7.2 billion during the year. The Consumer Related segment also has loans held for sale, initially acquired as part of the AmeriHome acquisition, of $5.6 billion at December 31, 2021, a decrease of $899 million during the quarter. Deposits for the Consumer Related segment totaled $15.4 billion, a decrease of $388 million during the quarter, and an increase of $5.4 billion during the year.
Pre-tax income for the Consumer Related segment was $135.0 million for the three months ended December 31, 2021, a decrease of $41.0 million from the three months ended September 30, 2021, and an increase of $67.8 million from the three months ended December 31, 2020. For the year ended December 31, 2021, the Consumer Related segment reported total pre-tax income of $496.1 million, an increase of $275.6 million compared to the year ended December 31, 2020.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2021 financial results at 12:00 p.m. ET on Friday, January 28, 2022. Participants may access the call by dialing 1-833-236-2753 and using the conference ID 4979835 or via live audio webcast using the website link https://event.on24.com/wcc/r/3575941/3C25E9877E98D20BD00D726902D7F5D0. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 28th through 11:00 p.m. ET February 28th by dialing 1-800-585-8367, conference ID: 4979835.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $50 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. The company is again #1 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2020, ranks high on the Forbes “Best Banks in America” list year after year and was named #1 Best Emerging Regional Bank in Bank Director’s 2022 RankingBanking study. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps clients realize their ambitions with teams of experienced bankers and mortgage experts who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities, including blockchain-based offerings. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking brands and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2021	2020	Change %
				(in millions)
Total assets				$55,982.6	$36,461.0	53.5%
Loans held for sale				5,635.1	—	—
HFI loans, net of deferred fees				39,075.4	27,053.0	44.4
Investment securities				7,540.9	5,504.8	37.0
Total deposits				47,612.0	31,930.5	49.1
Qualifying debt				895.8	548.7	63.3
Stockholders' equity				4,962.6	3,413.5	45.4
Tangible common equity, net of tax (1)				4,035.2	3,116.6	29.5

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	Change %	2021	2020	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$483.3	$331.6	45.7%	$1,658.7	$1,261.8	31.5%
Interest expense	32.7	16.8	94.6	109.9	94.9	15.8
Net interest income	450.6	314.8	43.1	1,548.8	1,166.9	32.7
Provision for (recovery of) credit losses	13.2	(34.2)	NM	(21.4)	123.6	NM
Net interest income after provision for credit losses	437.4	349.0	25.3	1,570.2	1,043.3	50.5
Non-interest income	110.4	23.8	NM	404.2	70.8	NM
Non-interest expense	237.8	132.2	79.9	851.4	491.6	73.2
Income before income taxes	310.0	240.6	28.8	1,123.0	622.5	80.4
Income tax expense	64.0	47.0	36.2	223.8	115.9	93.1
Net income	246.0	193.6	27.1	899.2	506.6	77.5
Dividends on preferred stock	3.5	—	—	3.5	—	—
Net income available to common stockholders	$242.5	$193.6	25.3	$895.7	$506.6	76.8
Diluted earnings per common share	$2.32	$1.93	20.2	$8.67	$5.04	72.0

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2021	2020	Change %	2021	2020	Change %
Diluted earnings per common share	$2.32	$1.93	20.2%	$8.67	$5.04	72.0%
Book value per common share	43.78	33.85	29.3
Tangible book value per common share, net of tax (1)	37.84	30.90	22.5
Average common shares outstanding (in millions):
Basic	103.9	99.9	4.0	102.7	100.2	2.5
Diluted	104.5	100.4	4.1	103.3	100.5	2.8
Common shares outstanding	106.6	100.8	5.7

Selected Performance Ratios:
Return on average assets (2)	1.69%	2.22%	(23.9)%	1.83%	1.61%	13.7%
Return on average tangible common equity (1, 2)	25.8	25.7	0.4	26.2	17.7	47.4
Net interest margin (2)	3.33	3.84	(13.3)	3.41	3.97	(14.1)
Efficiency ratio - tax equivalent basis (1)	41.3	38.2	8.1	41.8	38.8	7.7
Loan to deposit ratio	82.1	84.7	(3.1)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.02%	0.06%	(66.7)%	0.02%	0.06%	(66.7)%
Nonaccrual loans to funded HFI loans	0.19	0.43	(55.8)
Nonaccrual loans and repossessed assets to total assets	0.15	0.32	(53.1)
Allowance for loan losses to funded HFI loans	0.65	1.03	(36.9)
Allowance for loan losses to nonaccrual HFI loans	348	242	43.7

Capital Ratios:
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Tangible common equity (1)	7.3%	6.9%	8.6%
Common Equity Tier 1 (3)	9.1	8.7	9.9
Tier 1 Leverage ratio (3)	7.8	7.9	9.2
Tier 1 Capital (3)	9.9	9.6	10.2
Total Capital (3)	12.3	12.6	12.5

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2021 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(dollars in millions, except per share data)
Interest income:
Loans	$438.6	$301.2	$1,488.8	$1,144.3
Investment securities	43.7	29.4	164.7	112.4
Other	1.0	1.0	5.2	5.1
Total interest income	483.3	331.6	1,658.7	1,261.8
Interest expense:
Deposits	12.8	10.7	47.5	70.4
Qualifying debt	9.2	6.0	33.1	23.9
Borrowings	10.7	0.1	29.3	0.6
Total interest expense	32.7	16.8	109.9	94.9
Net interest income	450.6	314.8	1,548.8	1,166.9
Provision for (recovery of) credit losses	13.2	(34.2)	(21.4)	123.6
Net interest income after provision for credit losses	437.4	349.0	1,570.2	1,043.3
Non-interest income:
Net gain on loan origination and sale activities	73.2	—	326.2	—
Service charges and fees	7.1	5.9	28.3	23.3
Income from equity investments	5.2	6.4	22.1	12.7
Commercial banking related income	4.9	4.0	17.4	14.7
Net loan servicing revenue (expense)	2.3	—	(16.3)	—
Gain on sales of investment securities	8.3	—	8.3	0.2
Gain on recovery from credit guarantees	7.2	—	7.2	—
Fair value (loss) gain adjustments on assets measured at fair value, net	(0.8)	4.8	(1.3)	3.8
Other	3.0	2.7	12.3	16.1
Total non-interest income	110.4	23.8	404.2	70.8
Non-interest expenses:
Salaries and employee benefits	120.6	83.1	466.7	303.6
Legal, professional, and directors' fees	20.8	11.1	58.6	42.2
Data processing	17.9	9.6	58.2	35.7
Loan servicing expenses	15.6	—	53.5	—
Occupancy	12.4	8.4	43.8	34.1
Deposit costs	9.1	4.5	29.8	18.5
Loan acquisition and origination expenses	8.6	—	28.8	—
Insurance	7.1	3.8	23.0	13.3
Business development and marketing	6.1	2.9	13.5	9.6
Loss on extinguishment of debt	5.9	—	5.9	—
Net (gain) on sales and valuations of repossessed and other assets	(0.4)	(0.2)	(3.5)	(1.5)
Acquisition and restructure (recoveries) expenses	(3.2)	—	15.3	—
Other	17.3	9.0	57.8	36.1
Total non-interest expense	237.8	132.2	851.4	491.6
Income before income taxes	310.0	240.6	1,123.0	622.5
Income tax expense	64.0	47.0	223.8	115.9
Net income	246.0	193.6	899.2	506.6
Dividends on preferred stock	3.5	—	3.5	—
Net income available to common stockholders	$242.5	$193.6	$895.7	$506.6

Earnings per common share:
Diluted shares	104.5	100.4	103.3	100.5
Diluted earnings per share	$2.32	$1.93	$8.67	$5.04

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(in millions, except per share data)
Interest income:
Loans	$438.6	$398.0	$353.8	$298.4	$301.2
Investment securities	43.7	43.5	43.5	34.0	29.4
Other	1.0	1.3	1.2	1.7	1.0
Total interest income	483.3	442.8	398.5	334.1	331.6
Interest expense:
Deposits	12.8	12.3	11.6	10.8	10.7
Qualifying debt	9.2	10.8	7.2	5.9	6.0
Borrowings	10.7	9.3	9.2	0.1	0.1
Total interest expense	32.7	32.4	28.0	16.8	16.8
Net interest income	450.6	410.4	370.5	317.3	314.8
Provision for (recovery of) credit losses	13.2	12.3	(14.5)	(32.4)	(34.2)
Net interest income after provision for credit losses	437.4	398.1	385.0	349.7	349.0
Non-interest income:
Net gain on loan origination and sale activities	73.2	121.0	132.0	—	—
Service charges and fees	7.1	7.1	7.4	6.7	5.9
Income from equity investments	5.2	2.5	6.8	7.6	6.4
Commercial banking related income	4.9	4.6	4.5	3.4	4.0
Net loan servicing revenue (expense)	2.3	2.2	(20.8)	—	—
Gain on sales of investment securities	8.3	—	—	—	—
Gain on recovery from credit guarantees	7.2	—	—	—	—
Fair value (loss) gain adjustments on assets measured at fair value, net	(0.8)	(2.2)	3.2	(1.5)	4.8
Other	3.0	2.9	2.9	3.5	2.7
Total non-interest income	110.4	138.1	136.0	19.7	23.8
Non-interest expenses:
Salaries and employee benefits	120.6	133.5	128.9	83.7	83.1
Legal, professional, and directors' fees	20.8	13.7	14.0	10.1	11.1
Data processing	17.9	15.4	15.0	9.9	9.6
Loan servicing expenses	15.6	15.6	22.3	—	—
Occupancy	12.4	12.4	10.4	8.6	8.4
Deposit costs	9.1	7.3	7.1	6.3	4.5
Loan acquisition and origination expenses	8.6	9.7	10.5	—	—
Insurance	7.1	6.2	5.5	4.2	3.8
Business development and marketing	6.1	2.8	3.2	1.4	2.9
Loss on extinguishment of debt	5.9	—	—	—	—
Net (gain) loss on sales and valuations of repossessed and other assets	(0.4)	(1.3)	(1.5)	(0.3)	(0.2)
Acquisition and restructure (recoveries) expenses	(3.2)	2.4	15.7	0.4	—
Other	17.3	16.1	13.7	10.7	9.0
Total non-interest expense	237.8	233.8	244.8	135.0	132.2
Income before income taxes	310.0	302.4	276.2	234.4	240.6
Income tax expense	64.0	65.5	52.4	41.9	47.0
Net income	246.0	236.9	223.8	192.5	193.6
Dividends on preferred stock	3.5	—	—	—	—
Net income available to common stockholders	$242.5	$236.9	$223.8	$192.5	$193.6

Earnings per common share:
Diluted shares	104.5	103.9	103.4	101.4	100.4
Diluted earnings per share	$2.32	$2.28	$2.17	$1.90	$1.93

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(in millions)
Assets:
Cash and due from banks	$516.4	$917.9	$3,395.8	$5,346.5	$2,671.7
Investment securities	7,540.9	7,695.9	7,845.0	7,888.8	5,504.8
Loans held for sale	5,635.1	6,534.3	4,465.2	—	—
Loans held for investment:
Commercial and industrial	18,297.5	16,524.7	14,284.5	15,070.7	14,324.4
Commercial real estate - non-owner occupied	6,526.4	5,843.7	5,695.6	5,681.4	5,654.7
Commercial real estate - owner occupied	1,898.1	1,996.6	2,028.1	2,052.0	2,156.8
Construction and land development	3,022.7	2,943.3	2,856.9	2,767.9	2,431.3
Residential real estate	9,281.7	7,452.8	5,120.7	3,109.1	2,434.6
Consumer	49.0	40.8	40.6	29.9	51.2
Loans, net of deferred fees	39,075.4	34,801.9	30,026.4	28,711.0	27,053.0
Allowance for loan losses	(252.5)	(246.9)	(232.9)	(247.1)	(278.9)
Loans, net of deferred fees and allowance	38,822.9	34,555.0	29,793.5	28,463.9	26,774.1
Mortgage servicing rights	698.0	604.8	726.2	—	—
Premises and equipment, net	181.9	161.2	150.2	138.4	134.1
Operating lease right-of-use asset	133.0	106.0	94.9	77.0	72.5
Other assets acquired through foreclosure, net	11.7	11.5	3.9	4.2	1.4
Bank owned life insurance	180.2	179.2	178.2	177.3	176.3
Goodwill and other intangibles, net	634.8	608.4	610.7	298.0	298.5
Other assets	1,627.7	1,400.9	1,805.4	1,002.9	827.6
Total assets	$55,982.6	$52,775.1	$49,069.0	$43,397.0	$36,461.0
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$21,353.4	$21,058.2	$20,105.6	$17,542.8	$13,463.3
Interest bearing:
Demand	6,924.0	4,954.3	4,187.7	3,893.4	4,396.4
Savings and money market	17,278.6	17,440.1	15,810.3	15,276.0	12,413.4
Certificates of deposit	2,056.0	1,830.0	1,817.4	1,680.9	1,657.4
Total deposits	47,612.0	45,282.6	41,921.0	38,393.1	31,930.5
Customer repurchase agreements	16.6	16.1	20.2	15.9	16.0
Total customer funds	47,628.6	45,298.7	41,941.2	38,409.0	31,946.5
Borrowings	1,485.3	987.4	595.2	5.0	5.0
Qualifying debt	895.8	1,064.9	1,140.0	543.7	548.7
Operating lease liability	142.8	115.0	102.4	84.6	79.9
Accrued interest payable and other liabilities	867.5	795.1	1,255.7	642.0	467.4
Total liabilities	51,020.0	48,261.1	45,034.5	39,684.3	33,047.5
Stockholders' Equity:
Preferred stock	294.5	294.5	—	—	—
Common stock and additional paid-in capital	1,879.4	1,609.9	1,603.4	1,524.2	1,319.8
Retained earnings	2,773.0	2,567.0	2,366.6	2,168.6	2,001.4
Accumulated other comprehensive income	15.7	42.6	64.5	19.9	92.3
Total stockholders' equity	4,962.6	4,514.0	4,034.5	3,712.7	3,413.5
Total liabilities and stockholders' equity	$55,982.6	$52,775.1	$49,069.0	$43,397.0	$36,461.0

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(in millions)
Allowance for loan losses
Balance, beginning of period	$246.9	$232.9	$247.1	$278.9	$310.5
Provision for (recovery of) credit losses (1)	7.0	17.0	(14.1)	(30.4)	(27.7)
Recoveries of loans previously charged-off:
Commercial and industrial	1.8	0.1	0.4	0.5	1.5
Commercial real estate - non-owner occupied	0.3	—	1.7	0.2	0.1
Commercial real estate - owner occupied	—	0.1	—	—	0.1
Construction and land development	—	0.1	—	—	—
Residential real estate	0.4	—	0.1	—	0.1
Consumer	—	—	—	—	—
Total recoveries	2.5	0.3	2.2	0.7	1.8
Loans charged-off:
Commercial and industrial	3.8	3.3	2.3	0.1	5.6
Commercial real estate - non-owner occupied	—	—	—	2.0	—
Commercial real estate - owner occupied	—	—	—	—	0.1
Construction and land development	—	—	—	—	—
Residential real estate	0.1	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	3.9	3.3	2.3	2.1	5.7
Net loan charge-offs	1.4	3.0	0.1	1.4	3.9
Balance, end of period	$252.5	$246.9	$232.9	$247.1	$278.9

Allowance for unfunded loan commitments
Balance, beginning of period	$32.1	$31.3	$32.6	$37.0	$44.4
Provision for (recovery of) credit losses (1)	5.5	0.8	(1.3)	(4.4)	(7.4)
Balance, end of period (2)	$37.6	$32.1	$31.3	$32.6	$37.0

Components of the allowance for credit losses on loans
Allowance for loan losses	$252.5	$246.9	$232.9	$247.1	$278.9
Allowance for unfunded loan commitments	37.6	32.1	31.3	32.6	37.0
Total allowance for credit losses on loans	$290.1	$279.0	$264.2	$279.7	$315.9

Net charge-offs to average loans - annualized	0.02%	0.04%	0.00%	0.02%	0.06%

Allowance for loan losses to funded HFI loans (3)	0.65%	0.71%	0.78%	0.86%	1.03%
Allowance for credit losses to funded HFI loans (3)	0.74	0.80	0.88	0.97	1.17
Allowance for loan losses to nonaccrual HFI loans	348	316	242	218	242
Allowance for credit losses to nonaccrual HFI loans	400	357	274	246	274
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. Provision for credit losses on investment securities totaled $0.7 million, resulting in an ending allowance for credit losses on investment securities of $5.2 million.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $7.2 million as of December 31, 2021 related to an $6.4 billion pool of loans covered under two separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
	(in millions)
Nonaccrual loans	$72.6	$78.1	$96.3	$113.6	$115.2
Nonaccrual loans to funded HFI loans	0.19%	0.22%	0.32%	0.40%	0.43%
Repossessed assets	$11.7	$11.5	$3.9	$4.2	$1.4
Nonaccrual loans and repossessed assets to total assets	0.15%	0.17%	0.20%	0.27%	0.32%

Loans past due 90 days, still accruing	$—	$—	$—	$—	$—
Loans past due 90 days and still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing	$52.5	$23.6	$9.8	$7.3	$11.2
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.13%	0.07%	0.03%	0.03%	0.04%

Special mention loans	$331.1	$364.5	$404.8	$474.2	$451.1
Special mention loans to funded HFI loans	0.85%	1.05%	1.35%	1.65%	1.67%

Classified loans on accrual	$216.4	$175.3	$138.2	$163.1	$107.0
Classified loans on accrual to funded HFI loans	0.55%	0.50%	0.46%	0.57%	0.40%
Classified assets	$300.7	$264.9	$238.5	$280.9	$223.7
Classified assets to total assets	0.54%	0.50%	0.49%	0.65%	0.61%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2021			September 30, 2021
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$9,158.7	$70.3	3.04%	$7,254.2	$61.3	3.35%
Loans held for investment:
Commercial and industrial	17,087.5	169.5	4.01	14,943.0	156.1	4.23
CRE - non-owner occupied	6,208.5	70.0	4.48	5,754.5	68.5	4.73
CRE - owner occupied	1,970.9	24.2	4.96	2,030.5	25.1	5.00
Construction and land development	3,016.0	43.9	5.78	2,862.7	40.6	5.63
Residential real estate	8,282.3	60.3	2.89	5,906.7	46.0	3.09
Consumer	43.5	0.4	3.85	43.6	0.4	4.18
Total HFI loans (1), (2), (3)	36,608.7	368.3	4.03	31,541.0	336.7	4.28
Securities:
Securities - taxable	5,442.7	25.6	1.86	5,521.4	25.6	1.84
Securities - tax-exempt	2,175.3	18.1	4.12	2,223.3	17.9	4.00
Total securities (1)	7,618.0	43.7	2.51	7,744.7	43.5	2.46
Cash and other	1,274.6	1.0	0.31	1,882.9	1.3	0.27
Total interest earning assets	54,660.0	483.3	3.57	48,422.8	442.8	3.70
Non-interest earning assets
Cash and due from banks	252.6			291.1
Allowance for credit losses	(255.9)			(242.1)
Bank owned life insurance	179.5			178.6
Other assets	2,766.8			2,683.7
Total assets	$57,603.0			$51,334.1
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$5,918.6	$1.7	0.11%	$4,786.5	$1.4	0.12%
Savings and money market	17,215.2	9.1	0.21	16,833.0	8.9	0.21
Certificates of deposit	2,073.6	2.0	0.38	1,902.2	2.0	0.41
Total interest-bearing deposits	25,207.4	12.8	0.20	23,521.7	12.3	0.21
Short-term borrowings	2,815.5	2.4	0.35	417.9	1.1	1.07
Long-term debt	564.8	8.3	5.81	557.9	8.2	5.79
Qualifying debt	978.2	9.2	3.72	1,076.5	10.8	3.98
Total interest-bearing liabilities	29,565.9	32.7	0.44	25,574.0	32.4	0.50
Interest cost of funding earning assets			0.24			0.27
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	22,487.0			20,731.6
Other liabilities	912.5			855.3
Stockholders’ equity	4,637.6			4,173.2
Total liabilities and stockholders' equity	$57,603.0			$51,334.1
Net interest income and margin (4)		$450.6	3.33%		$410.4	3.43%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.4 million and $8.5 million for the three months ended December 31, 2021 and September 30, 2021, respectively.
(2)    Included in the yield computation are net loan fees of $35.8 million and $30.4 million for the three months ended December 31, 2021 and September 30, 2021, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$9,158.7	$70.3	3.04%	$16.0	$—	—%
Loans held for investment:
Commercial and industrial	17,087.5	169.5	4.01	13,448.1	152.9	4.61
CRE - non-owner-occupied	6,208.5	70.0	4.48	5,502.5	64.6	4.68
CRE - owner-occupied	1,970.9	24.2	4.96	2,191.6	26.5	4.92
Construction and land development	3,016.0	43.9	5.78	2,387.7	34.5	5.76
Residential real estate	8,282.3	60.3	2.89	2,389.4	22.2	3.70
Consumer	43.5	0.4	3.85	40.6	0.5	5.07
Total HFI loans (1), (2), (3)	36,608.7	368.3	4.03	25,959.9	301.2	4.67
Securities:
Securities - taxable	5,442.7	25.6	1.86	3,265.6	14.9	1.81
Securities - tax-exempt	2,175.3	18.1	4.12	1,773.4	14.5	4.10
Total securities (1)	7,618.0	43.7	2.51	5,039.0	29.4	2.61
Other	1,274.6	1.0	0.31	2,393.1	1.0	0.16
Total interest earning assets	54,660.0	483.3	3.57	33,408.0	331.6	4.04
Non-interest earning assets
Cash and due from banks	252.6			163.1
Allowance for credit losses	(255.9)			(321.0)
Bank owned life insurance	179.5			175.7
Other assets	2,766.8			1,266.0
Total assets	$57,603.0			$34,691.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$5,918.6	$1.7	0.11%	$3,718.7	$1.5	0.15%
Savings and money market accounts	17,215.2	9.1	0.21	11,386.7	6.0	0.21
Certificates of deposit	2,073.6	2.0	0.38	1,654.0	3.2	0.78
Total interest-bearing deposits	25,207.4	12.8	0.20	16,759.4	10.7	0.25
Short-term borrowings	2,815.5	2.4	0.35	29.2	0.1	0.21
Long-term debt	564.8	8.3	5.81	—	—	—
Qualifying debt	978.2	9.2	3.72	554.7	6.0	4.38
Total interest-bearing liabilities	29,565.9	32.7	0.44	17,343.3	16.8	0.38
Interest cost of funding earning assets			0.24			0.20
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	22,487.0			13,408.3
Other liabilities	912.5			641.0
Stockholders’ equity	4,637.6			3,299.2
Total liabilities and stockholders' equity	$57,603.0			$34,691.8
Net interest income and margin (4)		$450.6	3.33%		$314.8	3.84%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $8.4 million and $7.7 million for the three months ended December 31, 2021 and 2020, respectively.
(2)    Included in the yield computation are net loan fees of $35.8 million and $33.4 million for the three months ended December 31, 2021 and 2020, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$5,475.7	$174.4	3.18%	$20.0	$0.3	1.63%
Loans held for investment:
Commercial and industrial	14,978.4	624.8	4.26	12,032.1	549.6	4.67
CRE - non-owner occupied	5,829.0	271.3	4.67	5,370.1	262.9	4.91
CRE - owner occupied	2,029.8	97.7	4.92	2,244.6	109.8	5.00
Construction and land development	2,790.4	160.0	5.74	2,183.5	129.9	5.97
Residential real estate	5,129.2	158.9	3.10	2,318.6	89.4	3.85
Consumer	39.0	1.7	4.43	47.0	2.4	5.19
Total HFI loans (1), (2), (3)	30,795.8	1,314.4	4.32	24,195.9	1,144.0	4.79
Securities:
Securities - taxable	5,284.5	95.8	1.81	2,936.5	63.1	2.15
Securities - tax-exempt	2,137.1	68.9	4.05	1,476.4	49.3	4.20
Total securities (1)	7,421.6	164.7	2.46	4,412.9	112.4	2.84
Other	2,718.3	5.2	0.19	1,452.1	5.1	0.36
Total interest earning assets	46,411.4	1,658.7	3.65	30,080.9	1,261.8	4.29
Non-interest earning assets
Cash and due from banks	292.7			171.2
Allowance for credit losses	(261.0)			(277.7)
Bank owned life insurance	178.1			177.9
Other assets	2,486.7			1,221.1
Total assets	$49,107.9			$31,373.4
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$4,750.8	$5.9	0.13%	$3,488.3	$9.0	0.26%
Savings and money market accounts	15,814.3	33.1	0.21	10,008.9	34.8	0.35
Certificates of deposit	1,849.5	8.5	0.46	1,997.6	26.6	1.33
Total interest-bearing deposits	22,414.6	47.5	0.21	15,494.8	70.4	0.45
Short-term borrowings	1,206.0	8.2	0.68	119.7	0.6	0.49
Long-term debt	373.2	21.1	5.65	—	—	—
Qualifying debt	827.5	33.1	4.00	514.1	23.9	4.66
Total interest-bearing liabilities	24,821.3	109.9	0.44	16,128.6	94.9	0.59
Interest cost of funding earning assets			0.24			0.32
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	19,415.6			11,465.5
Other liabilities	837.2			627.5
Stockholders’ equity	4,033.8			3,151.8
Total liabilities and stockholders' equity	$49,107.9			$31,373.4
Net interest income and margin (4)		$1,548.8	3.41%		$1,166.9	3.97%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $33.3 million and $28.4 million for the year ended December 31, 2021 and 2020, respectively.
(2)    Included in the yield computation are net loan fees of $131.7 million and $94.9 million for the year ended December 31, 2021 and 2020, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2021:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$8,057.3	$12.9	$82.4	$7,962.0
Loans held for sale	5,635.1	—	5,635.1	—
Loans, net of deferred fees and costs	39,075.4	25,092.4	13,983.0	—
Less: allowance for credit losses	(252.5)	(226.0)	(26.5)	—
Total loans	38,822.9	24,866.4	13,956.5	—
Other assets acquired through foreclosure, net	11.7	11.7	—	—
Goodwill and other intangible assets, net	634.8	294.7	340.1	—
Other assets	2,820.8	253.8	1,278.1	1,288.9
Total assets	$55,982.6	$25,439.5	$21,292.2	$9,250.9
Liabilities:
Deposits	$47,612.0	$30,466.8	$15,362.9	$1,782.3
Borrowings and qualifying debt	2,381.1	—	353.2	2,027.9
Other liabilities	1,026.9	233.4	138.2	655.3
Total liabilities	51,020.0	30,700.2	15,854.3	4,465.5
Allocated equity:	4,962.6	2,588.0	1,596.2	778.4
Total liabilities and stockholders' equity	$55,982.6	$33,288.2	$17,450.5	$5,243.9
Excess funds provided (used)	—	7,848.7	(3,841.7)	(4,007.0)

No. of offices	58	50	7	1
No. of full-time equivalent employees	3,139	628	1,173	1,338

Income Statement:

Three Months Ended December 31, 2021:	(in millions)
Net interest income	$450.6	$332.8	$185.6	$(67.8)
Provision for (recovery of) credit losses	13.2	4.9	7.6	0.7
Net interest income (expense) after provision for credit losses	437.4	327.9	178.0	(68.5)
Non-interest income	110.4	16.9	76.5	17.0
Non-interest expense	237.8	106.5	119.5	11.8
Income (loss) before income taxes	310.0	238.3	135.0	(63.3)
Income tax expense (benefit)	64.0	56.9	32.6	(25.5)
Net income (loss)	$246.0	$181.4	$102.4	$(37.8)

Year Ended December 31, 2021:	(in millions)
Net interest income	$1,548.8	$1,181.7	$603.4	$(236.3)
(Recovery of) provision for credit losses	(21.4)	(30.6)	11.0	(1.8)
Net interest income (expense) after provision for credit losses	1,570.2	1,212.3	592.4	(234.5)
Non-interest income	404.2	65.1	317.6	21.5
Non-interest expense	851.4	415.9	413.9	21.6
Income (loss) before income taxes	1,123.0	861.5	496.1	(234.6)
Income tax expense (benefit)	223.8	206.6	120.1	(102.9)
Net income (loss)	$899.2	$654.9	$376.0	$(131.7)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate
At December 31, 2020:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$8,176.5	$12.0	$45.6	$8,118.9
Loans, net of deferred fees and costs	27,053.0	20,245.8	6,798.2	9.0
Less: allowance for loan losses	(278.9)	(263.4)	(15.4)	(0.1)
Total loans	26,774.1	19,982.4	6,782.8	8.9
Other assets acquired through foreclosure, net	1.4	1.4	—	—
Goodwill and other intangible assets, net	298.5	296.1	2.4	—
Other assets	1,210.5	257.0	96.6	856.9
Total assets	$36,461.0	$20,548.9	$6,927.4	$8,984.7
Liabilities:
Deposits	$31,930.5	$21,448.0	$9,936.8	$545.7
Borrowings and qualifying debt	553.7	—	—	553.7
Other liabilities	563.3	170.4	3.3	389.6
Total liabilities	33,047.5	21,618.4	9,940.1	1,489.0
Allocated equity:	3,413.5	1,992.2	579.1	842.2
Total liabilities and stockholders' equity	$36,461.0	$23,610.6	$10,519.2	$2,331.2
Excess funds provided (used)	—	3,061.7	3,591.8	(6,653.5)

No. of offices	49	45	3	1
No. of full-time equivalent employees	1,915	581	156	1,178

Income Statement:

Three Months Ended December 31, 2020:	(in millions)
Net interest income	$314.8	$270.8	$93.6	$(49.6)
Provision for (recovery of) credit losses	(34.2)	(37.2)	2.2	0.8
Net interest income (expense) after provision for credit losses	349.0	308.0	91.4	(50.4)
Non-interest income	23.8	16.1	0.3	7.4
Non-interest expense	132.2	77.9	24.5	29.8
Income (loss) before income taxes	240.6	246.2	67.2	(72.8)
Income tax expense (benefit)	47.0	59.7	16.1	(28.8)
Net income (loss)	$193.6	$186.5	$51.1	$(44.0)

Year Ended December 31, 2020:	(in millions)
Net interest income	$1,166.9	$999.7	$302.5	$(135.3)
Provision for credit losses	123.6	128.6	(9.0)	4.0
Net interest income (expense) after provision for credit losses	1,043.3	871.1	311.5	(139.3)
Non-interest income	70.8	50.5	1.6	18.7
Non-interest expense	491.6	308.9	92.6	90.1
Income (loss) before income taxes	622.5	612.7	220.5	(210.7)
Income tax expense (benefit)	115.9	147.6	52.3	(84.0)
Net income (loss)	$506.6	$465.1	$168.2	$(126.7)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
	(in millions)
Net interest income	$450.6	$410.4	$370.5	$317.3	$314.8
Total non-interest income	110.4	138.1	136.0	19.7	23.8
Net revenue	$561.0	$548.5	$506.5	$337.0	$338.6
Total non-interest expense	237.8	233.8	244.8	135.0	132.2
Less:
Acquisition and restructure (recoveries) expenses	(3.2)	2.4	15.7	0.4	—
Loss on extinguishment of debt	5.9	—	—	—	—
Total non-interest expense, adjusted	$235.1	$231.4	$229.1	$134.6	$132.2
Pre-provision net revenue (1)	$325.9	$317.1	$277.4	$202.4	$206.4
Less:
Acquisition and restructure (recoveries) expenses	(3.2)	2.4	15.7	0.4	—
Loss on extinguishment of debt	5.9	—	—	—	—
Provision for (recovery of) credit losses	13.2	12.3	(14.5)	(32.4)	(34.2)
Income tax expense	64.0	65.5	52.4	41.9	47.0
Net income	$246.0	$236.9	$223.8	$192.5	$193.6

Efficiency Ratio by Quarter:
Total non-interest expense, adjusted	$235.1	$231.4	$229.1	$134.6	$132.2
Divided by:
Total net interest income	450.6	410.4	370.5	317.3	314.8
Plus:
Tax equivalent interest adjustment	8.4	8.5	8.5	8.0	7.7
Total non-interest income	110.4	138.1	136.0	19.7	23.8
	$569.4	$557.0	$515.0	$345.0	$346.3
Efficiency ratio - tax equivalent basis (2)	41.3%	41.5%	44.5%	39.0%	38.2%

Tangible Common Equity:
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
	(dollars and shares in millions)
Total stockholders' equity	$4,962.6	$4,514.0	$4,034.5	$3,712.7	$3,413.5
Less:
Goodwill and intangible assets	634.8	608.4	610.7	298.0	298.5
Preferred stock	294.5	294.5	—	—	—
Total tangible common equity	4,033.3	3,611.1	3,423.8	3,414.7	3,115.0
Plus: deferred tax - attributed to intangible assets	1.9	1.8	1.8	1.4	1.6
Total tangible common equity, net of tax	$4,035.2	$3,612.9	$3,425.6	$3,416.1	$3,116.6
Total assets	$55,982.6	$52,775.1	$49,069.0	$43,397.0	$36,461.0
Less: goodwill and intangible assets, net	634.8	608.4	610.7	298.0	298.5
Tangible assets	55,347.8	52,166.7	48,458.3	43,099.0	36,162.5
Plus: deferred tax - attributed to intangible assets	1.9	1.8	1.8	1.4	1.6
Total tangible assets, net of tax	$55,349.7	$52,168.5	$48,460.1	$43,100.4	$36,164.1
Tangible common equity ratio (3)	7.3%	6.9%	7.1%	7.9%	8.6%
Common shares outstanding	106.6	104.2	104.2	103.4	100.8
Tangible book value per share, net of tax (3)	$37.84	$34.67	$32.86	$33.02	$30.90

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476